EXHIBIT 99.1

NMI HOLDINGS, INC. REPORTS $3.6 BILLION OF NEW INSURANCE WRITTEN IN THIRD QUARTER;
TO ANNOUNCE THIRD QUARTER FINANCIAL RESULTS ON OCT. 27, 2015

EMERYVILLE, Calif., Oct. 14, 2015 --NMI Holdings, Inc., (NASDAQ:NMIH), the parent company of National Mortgage Insurance Corporation (National MI), today announced the following preliminary operating statistics for its third quarter ended Sep. 30, 2015

•	New insurance written (NIW) for the third quarter was $3.63 billion, an increase of 42% over NIW of $2.55 billion in the prior quarter.

•	The company estimates that as of the end of the quarter it had 906 approved master policies with customers, up from 842 master policies as of the end of the prior quarter

•	The company estimates that 391 customers generated NIW during the third quarter, up from 340 in the prior quarter.
The company also announced that it will report financial results for the third quarter after the market close on Tuesday, Oct. 27, 2015. The company will hold a conference call and live webcast at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 inside the U.S., or (914) 495-8578 for international callers using Conference ID: 60950406, or by referencing NMI Holdings, Inc.
A replay of the webcast and the earnings press release will be available on the company's website.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

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